UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                   July 5, 2006


                              COMMAND CENTER, INC.
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             (Exact name of registrant as specified in its charter)


        Washington                      333-60326                 91-2079472
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


         3773 West Fifth Avenue, Post Falls, Idaho          83854
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          Address of principal executive offices           Zip Code


Registrant's telephone number, including area code:                 208-773-7450



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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

      On March 30, 2006, Command Center, Inc. ("CCNI" or the "Company") commenced a private placement of up to 40,000 shares of Series A Preferred Stock at an offering price of $100 per share, or an aggregate offering price of up to $4,000,000. The creation of the Series A Preferred Stock and the related offering of shares of Series A Preferred Stock in an unregistered private offering was previously described in a current report on Form 8-K dated March 30, 2006.

      By resolution dated July 5, 2006, the Board of Directors of the Company elected to terminate the private offering of Series A Preferred Stock. The Series A Preferred Stock offering was terminated due to market conditions which affected the marketability of the investment. Prior to termination, a total of 4,700 shares of Series A Preferred Stock were sold and are currently issuable. To provide for ongoing funding needs, the Board also resolved to continue fundraising efforts through a private offering of up to 2,000,000 shares of common stock at an offering price of $3.00 per share.

      The offering price of $3.00 of the common stock is considered to be a fair price for the "restricted securities" being offered. The stock is thinly traded and the current market price in a thinly traded market may not reflect the true value of the securities. Given current market conditions and the newly emerging nature of the Company's business, $3.00 per share is considered a fair value for restricted common stock.

      The common stock may be purchased for cash or through exchange of the Series A Preferred Stock. If Series A Preferred shares are exchanged, the original amount paid for the Series A Preferred stock will be applied to the purchase of the common stock. This equates to an exchange ratio of 33 and 1/3 shares of common stock issued for each shares of Series A Preferred Stock exchanged. If all 4,700 shares of Series A Preferred Stock are exchanged for common, 156,667 common shares will be issued. The remaining 1,843,333 shares of common stock will be offered for cash.

      The offering is being placed by officers and directors of the Company and no commissions will be paid in respect of the offering. The offering is being made to private persons that qualify as "accredited investors," as that term is defined in Regulation D adopted under the Securities Act of 1933, as amended (the "Act"). The offering is exempt from registration under the Act by virtue of Rule 506 of Regulation D and the corresponding exemption from registration afforded under the laws of the various states in which investors may reside. Each investor will be required to represent, prior to acceptance of the investment, that he is an accredited investor and that he is acquiring the shares for investment purposes only. Upon sale, the common stock will be restricted securities and will bear a legend restricting further transfer unless the shares are first registered or an exemption from registration is established to the satisfaction of the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.                                                July 7, 2006


/s/ Brad E. Herr
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Brad E. Herr, Secretary